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JAMES STAFFORD
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                                                James Stafford
                                                Chartered Accountants*
                                                Suite 350 - 111 Melville Street
                                                Vancouver, British Columbia
                                                Canada V6E 3V6
                                                Telephone + 1 604 669 0711
                                                Facsimile + 1 604 669 0754
                                                *Incorporated professional



Consent of Independent Registered Public Accounting Firm


The Board of Directors
Nugget Resources Inc.

We consent to the incorporation of our report dated 20 January 2006, with respect to the balance sheet of Nugget Resources Inc. at 30 September 2005, and the related statements of operations, cash flows and changes in stockholders' equity for the period from the date of inception on 10 March 2005 to 30 September 2005 in the Form SB-2 of Nugget Resources Inc. Our report dated 20 January 2006, included additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                         /s/ James Stafford
Vancouver, Canada                                        Chartered Accountants

22 March 2006